UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF

THE SECURITIES EXCHANGE ACT OF 1934

RENTECH, INC.

(Exact name of registrant as specified in its -charter)

Colorado	84-0957421
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10877 Wilshire Boulevard, Suite 600

Los Angeles, California 90024

(310) 571-9800

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: N/A (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note

This registration statement on Form 8-A is filed with the Securities and Exchange Commission in connection with Rentech, Inc.’s (the “Registrant”) transfer of its listing of Registrant’s common stock (the “Common Stock”) from the NYSE MKT LLC to The NASDAQ Stock Market LLC (the “NASDAQ Capital Market”).

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of the Registrant’s common stock. The information required by this Item 1 is hereby incorporated by reference to the information set forth under the caption “Description of Common Stock” in the Registrant’s Shelf Registration Statement on Form S-3 (Registration No. 333-189873) under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission on July 9, 2013, which description is incorporated herein by reference. The description of the Common Stock included in any form of prospectus supplement subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Because no other securities of the Registrant are registered on the NASDAQ Capital Market, and the securities being registered by this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, no exhibits are required to be filed with this Form 8-A.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RENTECH, INC.

Date: August 12, 2013	By:	/s/ Colin Morris
Colin Morris
Senior Vice President and General Counsel